UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 17th Street, Suite 3700
Denver, Colorado 80202
 (Address of principal executive offices, including zip code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 9.625% Senior Notes due 2033

On June 3, 2025, Civitas Resources, Inc. (the “Company”), completed its previously announced offering (the “Offering”) of $750,000,000 aggregate principal amount of 9.625% Senior Notes due 2033 (the “Notes”). The Company expects to use the net proceeds from the Offering to repay a portion of the outstanding borrowings under the Company’s credit facility.

The Notes were issued by the Company pursuant to an indenture, dated June 3, 2025 (the “Indenture”), among the Company, the guarantors party thereto, and Computershare Trust Company, N.A., as trustee (the “Trustee”). The Notes are fully and unconditionally guaranteed on a senior unsecured basis by all of the Company’s existing subsidiaries and are expected to be guaranteed by certain other future subsidiaries that may be required to guarantee the Notes. The following is a brief description of the material provisions of the Indenture and the Notes.

The Notes will mature on June 15, 2033. Interest on the Notes will accrue at the rate of 9.625% per annum and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2025.

Optional Redemption.

At any time prior to June 15, 2028, the Company may redeem all or part of the Notes, in whole or in part, at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) the “make-whole” premium at the redemption date, plus (iii) accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of the noteholders on the relevant record date to receive interest on the relevant interest payment date). On or after June 15, 2028, the Company may redeem all or part of the Notes at redemption prices (expressed as percentages of the principal amount redeemed) equal to (i) 104.813% for the twelve-month period beginning on June 15, 2028; (ii) 102.406% for the twelve-month period beginning on June 15, 2029; and (iii) 100.000% for the period beginning June 15, 2030 and at any time thereafter, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of the noteholders on the relevant record date to receive interest on the relevant interest payment date).

The Company may redeem up to 35% of the aggregate principal amount of the Notes at any time prior to June 15, 2028 with an amount not to exceed the net cash proceeds from certain equity offerings at a redemption price equal to 109.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, provided, however, that (i) at least 65% of the aggregate principal amount of Notes originally issued on the issue date (but excluding Notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of such redemption (unless all such Notes are redeemed substantially concurrently) and (ii) the redemption occurs within 180 days after the date of the closing of such equity offering.

Change of Control.

If a change of control (as defined in the Indenture) occurs with respect to the Notes, holders of such Notes will have the right to require the Company to repurchase all or any part of their Notes then outstanding at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Certain Covenants.

The Indenture governing the Notes contains covenants that limit, among other things, the Company’s ability and the ability of its subsidiaries to: incur or guarantee additional indebtedness; create liens securing indebtedness; pay dividends on or redeem or repurchase stock or subordinated debt; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of the Company’s subsidiaries to pay dividends to the Company; enter into transactions with affiliates; and sell assets or merge with other companies. These covenants are subject to a number of important limitations and exceptions.

Events of Default.

The Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, bankruptcy and insolvency events, and cross acceleration, which would permit the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes to be declared due and payable immediately. If an event of default with respect to the Notes occurs and is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of, and the accrued and unpaid interest, if any, on, all then outstanding Notes to be due and payable immediately. These events of default are subject to a number of important qualifications, limitations, and exceptions that are described in the Indenture.

The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Certain of the initial purchasers and their respective affiliates have provided, and may in the future provide, investment banking, commercial banking, financial advisory and other financial services for the Company and the Company’s affiliates for which services they received, and may in the future receive, customary fees. For example, certain of the initial purchasers and/or their affiliates are lenders under the Company’s credit facility. In particular, an affiliate of J.P. Morgan Securities LLC is the administrative agent under the Company’s credit facility. Accordingly, since the Company is using the net proceeds from the Offering to repay a portion of the outstanding borrowings under the Company’s credit facility, certain of the initial purchasers and/or their affiliates that are lenders under the Company’s credit facility will receive a portion of the net proceeds of the Offering.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated June 3, 2025, by and among Civitas Resources, Inc., as issuer, the guarantors party thereto and Computershare Trust Company, N.A., as trustee, pursuant to which the Notes were issued.
4.2	Form of Note (included in Exhibit 4.1).
104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civitas Resources, Inc.

Date: June 3, 2025	By:	/s/ Adrian Milton
	Name:	Adrian Milton
	Title:	Senior Vice President, General Counsel and Assistant Corporate Secretary